UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 25, 2008
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 25, 2008, the United States (“U.S.”) Bankruptcy Court for the Southern District of New York (the “Court”) issued an order authorizing Delphi Corporation (“Delphi” or the “Company”) to dispose of its global steering and halfshaft businesses (the “Steering Business”) pursuant to the terms of a Purchase and Sale Agreement (the “Purchase Agreement”) with a wholly-owned entity of Platinum Equity, LLC, Steering Solutions Corporation (“Platinum”), and a Transaction Facilitation Agreement with General Motors Corporation (“GM”) (the “Transaction Agreement”) after conclusion of a sale hearing held February 21, 2008. Also on February 21, 2008, the Court scheduled a March 19, 2008 hearing on the sale motion as it pertains to certain proposed contracts to be assumed and/or assigned that are covered by unresolved objections. On December 10, 2007, Delphi announced that it had filed a motion in the Court seeking authority to enter into the Purchase Agreement and the Transaction Agreement and on December 20, 2007, the Court approved bidding procedures authorizing Delphi to commence an auction under section 363 of the Bankruptcy Code to dispose of the Steering Business. Delphi plans to conclude the sale as soon as all regulatory approvals, including those required to be obtained pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, have been received. In 2007, Delphi recognized a charge of $507 million related to the assets held for sale of the Steering Business, including $26 million of curtailment loss on pension benefits for impacted employees. Delphi expects net proceeds from the sale and related Transaction Agreement to approximate $250 million.
As of December 31, 2007, the Steering Business together with Delphi’s interiors and closures product lines (“Interiors and Closures Business”) were reported as discontinued operations in the consolidated statement of operations and statement of cash flows. Previously recognized impairment charges recorded with respect to these businesses are included in the loss from discontinued operations during 2007. The assets and liabilities of the Steering and Interiors and Closures Businesses are reported in assets and liabilities held for sale in the consolidated balance sheet. The results of prior periods were restated to reflect this presentation. For more information see the Company’s audited consolidated financial statements for the period ended December 31, 2007, and the notes thereto included in its 2007 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 19, 2008.
The following description of the principal terms of the Purchase Agreement and Transaction Agreement is qualified in its entirety by the complete copy of those agreements which are attached as Exhibit 99(a) hereto and incorporated by reference herein.
Pursuant to the terms of the Purchase Agreement, Delphi will transfer to Platinum substantially all of the assets of its Steering Business, including manufacturing operations, intellectual property, customer and supplier contracts and interests in joint ventures. In addition, Platinum has agreed to retain substantially all employees dedicated to the business, and it is anticipated that the senior leadership of the global business will transfer to Platinum. Delphi would receive approximately $447 million worth of consideration under the proposed transactions, comprised of approximately $190 million in assumed liabilities and estimated restructuring costs. GM is providing financial support for the sale pursuant to the Transaction Agreement, under which GM is making certain commitments to Delphi in connection with the sale, including providing $257 million of total cash consideration at closing for working capital, and agreeing to reimburse Delphi for certain expenses of the sale, which includes payments Delphi will make to Platinum under the Purchase Agreement to cover certain separation and transaction related costs, which may be up to $65 million.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
See disclosure under Item 1.01 regarding Delphi’s planned divestiture of its Steering Business and the recognition of a charge of $507 million, including $26 million of curtailment loss on pension benefits for impacted employees, during the year ended December 31, 2007.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to consummate its Amended Plan which was confirmed by the Court on January 25, 2008; the Company’s ability to satisfy the terms and conditions of the Equity Purchase and Commitment Agreement; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan (including the transformation plan described in Item 1. Business “Potential Divestitures, Consolidations and Wind-Downs” of the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC) and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the risk factors in Part I. Item 1A. Risk Factors, contained therein. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibit is being furnished as part of this report.

Exhibit
Number	Description

99 (a)	Master Sale and Purchase Agreement dated December 10, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: February 26, 2008	By:	/s/ JOHN D. SHEEHAN
John D. Sheehan,
Vice President and Chief Restructuring Officer